Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-257799, 333-260479, 333-263752, 333-271095, 333-275259, 333-275347, 333-275348, 333-276380, and 333-277079 on Form S-3 and Nos. 333-178828, 333-211610, 333-231593, and 333-256431 on Form S-8 of Vital Energy, Inc. of our report dated April 10, 2024, relating to the financial statements of Point Energy Partners Operating, LLC appearing in this Current Report on Form 8-K dated September 23, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 23, 2024